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                         [KPMG PEAT MARWICK LETTERHEAD]

                                                                    EXHIBIT 23.1

                        CONSENT OF KPMG PEAT MARWICK LLP

The Boards of Directors
Hayes Wheels International, Inc.:

     We consent to the use of our report dated February 25, 1997, related to the consolidated balance sheets of Hayes Wheels International, Inc. and subsidiaries as of January 31, 1997 and 1996, and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended January 31, 1997, incorporated by reference herein in the Registration Statement (Form S-8) and related Prospectus.

                                          KPMG PEAT MARWICK LLP

Detroit, Michigan

November 7, 1997